Exhibit 23














                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------



We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-43311) and on Form S-8 (Nos. 33-49646, 33-32439,
2-80883,  33-52069,   333-58248,   333-40536  and  333-37210)  of  Old  Republic
International Corporation of our report dated March 14, 2003 relating to the financial statements, which appears in this Form 10-K.




                                         /s/ PricewaterhouseCoopers LLP



Chicago, Illinois
March 25, 2003